TearLab Corporation Reports Third Quarter 2019 Financial Results

ESCONDIDO, Calif., November 7, 2019 — TearLab Corporation (OTCQB: TEAR) (“TearLab” or the “Company”) today reported its consolidated financial results for the third quarter ended September 30, 2019. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Recent Highlights

-	Third quarter revenue of $5.6 million

-	Cash position of $9.4 million as of September 30, 2019, an increase from $9.2 million as of June 30, 2019 and $8.5 million as of December 31, 2018

-	Expanded the U.S. active device base to 4,831 and active accounts to 1,837 TearLab Osmolarity Systems

For the three months ended September 30, 2019, TearLab’s net revenues were $5.6 million, down 8.5% from $6.2 million for the same period in 2018.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the third quarter ended September 30, 2019:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	1,261	1,053	$2,472	$2,960
Masters	1,768	209	$2,895	$24,486
Flex	1,802	575	$6,675	$20,919
Total	4,831	1,837

The Company’s reported net loss for the 2019 third quarter was approximately $1.8 million, or ($0.14) basic loss per share, compared to a reported net loss of approximately $0.2 million, or ($0.02) basic loss per share in the third quarter of 2018.

Seph Jensen, TearLab’s Chief Executive Officer, commented, “We remain committed to growing osmolarity through the continued expansion of our customer base and are focused on securing FDA clearance of our next-generation TearLab Discovery™ System.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the ability to capitalize on the current market momentum for osmolarity and to bring the Tearlab Discovery™ system to the U.S. market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

James Salierno / Cameron Willis

Tel: 646-536-7028 / 7038

jsalierno@theruthgroup.com / cwillis@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	September 30,
	2019	2018
Revenue
Product sales	$4,939	$5,424
Reader equipment rentals	689	728
Total revenue	5,628	6,152
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	1,994	2,161
Cost of goods sold - reader equipment depreciation	95	222
Gross profit	3,539	3,769
Operating expenses
Sales and marketing	894	759
Clinical, regulatory and research & development	1,042	728
General and administrative	1,905	1,284
Total operating expenses	3,841	2,771
(Loss) income from operations	(302)	998
Other income (expense)	(1,448)	(1,193)
Net loss and comprehensive loss	$(1,750)	$(195)
Weighted average shares outstanding - basic and dilutive	12,544,651	11,005,789
Net loss per share – basic and dilutive	$(0.14)	$(0.02)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Nine months
	September 30,
	2019	2018
Revenue
Product sales	$15,093	$16,878
Reader equipment rentals	2,069	2,133
Total revenue	17,162	19,011
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	5,964	6,351
Cost of goods sold - reader equipment depreciation	369	775
Gross profit	10,829	11,885
Operating expenses
Sales and marketing	2,763	2,738
Clinical, regulatory and research & development	2,923	2,766
General and administrative	5,206	4,668
Total operating expenses	10,892	10,172
(Loss) income from operations	(63)	1,713
Other income (expense)	(4,201)	(3,452)
Net loss and comprehensive loss	$(4,264)	$(1,739)
Weighted average shares outstanding - basic and dilutive	12,050,269	10,385,828
Net loss per share – basic and dilutive	$(0.35)	$(0.17)

TearLab Corp.

Condensed Consolidated Balance Sheet

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets
Cash	$9,354	$8,473
Accounts receivable, net	978	1,186
Inventory	2,902	1,987
Prepaid expenses and other current assets	351	690
Total current assets	13,585	12,336

Fixed assets, net	1,534	2,024
Intangible assets, net	2	2
Right of Use assets	678	-
Other non-current assets	120	151
Total assets	$15,919	$14,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,423	$681
Accrued liabilities	2,336	2,363
Deferred Rent	3	13
Current portion of long-term debt	25,550	-
Current portion of lease liability	221	-
Total current liabilities	29,533	3,057

Long-term debt, net of current portion	10,668	32,014
Long-term lease liability, net of current portion	468	-
Long-term third party payable	124	111

Total liabilities	40,793	35,182

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 0 and 556 and issued and outstanding at September 30, 2019 and December 31, 2018, respectively	-	-
Common stock, $0.001 par value, 40,000,000 authorized, 12,560,635 and 11,296,998 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	13	11
Additional paid-in capital	510,436	510,380
Accumulated deficit	(535,323)	(531,060)
Total stockholders’ equity (deficit)	(24,874)	(20,669)
Total liabilities and stockholders’ equity	$15,919	$14,513